UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2010

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of 1st United Bancorp, Inc. (the “Company”) was held on May 25, 2010. Proxies for the meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. The following summarizes all matters voted upon at this Annual Meeting.

1.	The following directors were elected for a term to expire at the 2011 Annual Meeting and until their successors are elected and qualified. The number of votes cast were as follows:

	For	Withheld	Abstentions	Broker Non-Votes
Paula Berliner	17,656,967	194,538	0	1,328,869
Jeffery L. Carrier	17,663,967	187,538	0	1,328,869
Ronald A. David	17,778,904	72,601	0	1,328,869
James Evans	17,760,815	90,690	0	1,328,869
Arthur S. Loring	17,656,567	194,938	0	1,328,869
Thomas E. Lynch	15,642,430	2,209,075	0	1,328,869
John Marino	17,456,341	395,164	0	1,328,869
Carlos Morrison	17,578,710	272,795	0	1,328,869
Warren S. Orlando	17,669,184	182,321	0	1,328,869
Rudy E. Schupp	17,669,184	182,321	0	1,328,869
Joseph W. Veccia, Jr.	17,656,967	194,538	0	1,328,869

2.

A resolution that the shareholders ratify the action of the Audit Committee in selecting and appointing Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was submitted to, and voted upon by, the shareholders. The number of votes cast were as follows:

For	Against	Abstentions	Broker Non-Votes
19,168,181	12,092	101	0

The resolution, having received the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting, was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: May 26, 2010	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer